September 3, 2008

Deer Consumer Products Inc.
c/o Robert Newman, Counsel to Deer Consumer Products
The Newman Law Firm
14 Wall Street, 20th Floor
New York, NY 10005

Re:  Lock Up Agreement

This letter agreement (“Letter Agreement”) is being entered into by and among the undersigned, individually and on behalf of the entity set forth below which is controlled by the undersigned, and Deer Consumer Products, Inc., a Nevada corporation (the “Company”) with the intent to be legally bound. The undersigned understands that the Company intends to commence an offering and sale (the “Offering”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) and/or securities convertible thereto.

In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the Lock-Up Period (as defined below), the undersigned will not, without the prior written consent of the Company’s Board of Directors, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift by will or intestacy or to a family member or trust for the benefit of a family member; provided, that in case of any transfer of distribution pursuant to this sentence (i) each donee or distribute shall sign and deliver a lockup up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period.

In furtherance thereof, the Company will (x) place a stop order on all Shares (as defined below), (y) notify its transfer agent in writing of the stop order and the restrictions on such Shares under this Letter Agreement and direct the transfer agent not to process any attempts by the undersigned to resell or transfer any Shares in violation of this Agreement. At the option of the Company, the undersigned shall deliver the share certificate[s] representing the Shares so they may be held in custody during the Lock-Up Period by the Company’s counsel, The Newman Law Office, or such other custodian designated by the Company.

No provision in this letter shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, provided that the undersigned does not transfer the Common Stock acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Letter Agreement.

The undersigned hereby represents and warrants that he/she/it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on its signature page to this Agreement as of the date of this Agreement (the “Shares”).

The undersigned hereby represents and warrants that the undersigned has full power an authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The undersigned has consulted an attorney and hereby waives his/her/its right to all defenses of inadequate representation of counsel.

The undersigned and the Company acknowledge and agree that this Letter Agreement is entered into for the benefit of and is enforceable by the investors, and their successors and assigns, in the Offering as third party beneficiaries to this Letter Agreement.

This Letter Agreement shall automatically terminate upon the earliest to occur of (i) three years following the date the Company’s securities are listed on a registered national securities exchange such as Nasdaq, (ii) three years and six months following the closing of the Offering or, if the closing of an Offering does not occur within one year from the date hereof, then two years from the date hereof (the “Lock-Up Period”)

This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

If any provision of this Letter Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Letter Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

This Letter Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto and a majority of the holders of the securities purchased in the Offering.

The Company and the third party beneficiaries shall have the right to specifically enforce all of the obligations of the undersigned under this Letter Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Letter Agreement and to exercise all other rights granted by law. Furthermore, the undersigned recognizes that if it fails to perform, observe, or discharge any of its obligations under this Letter Agreement, any remedy at law may prove to be inadequate relief to the Company or the third party beneficiaries. Therefore, the undersigned agrees that each of the Company and the third party beneficiaries shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws, and the federal laws of the United States of America applicable therein. The parties agree to the exclusive laying of venue in a State or Federal court located in New York State.

Very truly yours, SINO UNITY LIMITED Holder of 1,940,375 shares of Common Stock

By:	/s/ Yu Hai Deng
Name: Yu Hai Deng Title: President

/s/Yu Hai Deng Yu Hai Deng, Individually

AGREED AND ACCEPTED

DEER CONSUMER PRODUCTS, INC.

By: /s/ Ying He
Name: Ying He
Title: Chief Executive Officer & President